SUB-ITEM 77Q1: Exhibits.

EX-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

(a)(1) Amendment No. 27 effective August 24, 2017 to the Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(28) in Registrant’s Post-Effective Amendment No. 89 filed with the Commission on September 8, 2017 (Accession No. 0001193125-17-280758)

(a)(2) Amended and Restated By-Law Amendment No. 6, adopted August 19, 2015, and Amended and Restated on August 24, 2017, is incorporated herein by reference in Exhibit (b)(8) in Registrant’s Post-Effective Amendment No. 89 filed with the Commission on September 8, 2017 (Accession No. 0001193125-17-280758)

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

(e)(1) Amended and Restated Exhibit A dated August 24, 2017 to the Management Agreement between the Registrant and Northern Trust Investments, Inc. is incorporated herein by reference to Exhibit (d)(6) in Registrant’s Post-Effective Amendment No. 89 filed with the Commission on September 8, 2017 (Accession No. 0001193125-17-280758)

(e)(2) Expense Reimbursement Agreement between the Registrant and Northern Trust Investments, Inc. dated August 24, 2017 is incorporated herein by reference to Exhibit (d)(18) in Registrant’s Post-Effective Amendment No. 89 filed with the Commission on September 8, 2017 (Accession No. 0001193125-17-280758)

EX-99.77Q1(g): Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-item 77M, above

(g)(1) Plan of Reorganization by Northern Institutional Funds, on behalf of its Government Assets Portfolio and U.S. Government Portfolio, and Northern Trust Investments, Inc. is hereby incorporated by reference to Appendix A in Registrant’s Form N-14 filed with the Commission on September 22, 2017 (Accession No. 0001193125-17-291488)